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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated February 21, 2000 appearing in this Annual Report on Form 10-K of Rubios Restaurants Inc., for the year ended December 26, 1999 and to the reference to us under the heading "Selected Financial Data" in such Form 10-K.

San Diego, California
March 23, 2000